EXHIBIT 99.6

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

This AGREEMENT (the “Agreement”) is made as of                 , 20     (the “Date of Grant”) by and between Aviall, Inc., a Delaware corporation (the “Company”), and                      (the “Optionee”).

1.	Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Amended and Restated Directors Stock Plan (the “Plan”), the Company hereby grants to the Optionee as of the Date of Grant a stock option (the “Option”) to purchase Common Shares (the “Optioned Shares”). The price, which the Optioned Shares may be purchased pursuant to this Option shall be $ per share subject to adjustment as hereinafter provided (the “Option Price”).

2.	Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire ten (10) years from the Date of Grant.

3.	Right To Exercise. Subject to the expiration or earlier termination of the Option, on the first anniversary of the Date of Grant the entire number of Optioned Shares shall become exercisable. To the extent the Option is exercisable, it may be exercised in whole or in part, but may not be exercised for less than five hundred (500) Optioned Shares unless such lesser number of Optioned Shares represents all of the remaining balance then exercisable. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to the Optionee upon the exercise of all or part of this Option.

4.	Non-transferability. The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

5.	Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. Payment equal to the aggregate Option Price of the Optioned Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency, certified check or other cash equivalent acceptable to the Company. At the Company’s option, the Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by the Optionee for more than six months prior to the date of exercise, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Within ten days thereafter, the Company shall direct the due issuance of the Optioned Shares so purchased. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value per Common Share. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Optioned Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the bank or broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes, on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business. As a further condition precedent to the exercise of this Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents that the Board shall in its sole discretion deem necessary or advisable. The date of such notice shall be the exercise date.

6.	Termination of Agreement. This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

(a)	One year after the Optionee’s death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled serving on the Board of Directors of the Company or during the period specified in Section 6(b) hereof;

(b)	Six months and one day after the Optionee ceases to give serve on the Board for any reason other than as described in section 6(a) hereof ; or

(c)	Ten (10) years from the Date of Grant.

This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement would be exercisable, pursuant to Section 3 hereof, on the date that is six months and one day after the date of termination of service on the Board, subject to Section 7 hereof applied as of the date of actual termination of service.

7.	Acceleration of Option. The Option granted hereby shall become immediately exercisable in full in the event of (i) a Change of Control, (ii) the Optionee’s permanent and total disability if the Optionee becomes permanently and totally disabled while serving on the Board (iii) the death of the Optionee if such death occurs while the Optionee is serving on the Board or (iv) the termination of the Optionee’s service on the Board after having attained age 65.

8.	No Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to, nor limit or affect in any manner the right of the Company to terminate the service of the Optionee on the Board or adjust the compensation of the Optionee.

9.	Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by (a) surrendering to the Company a portion of the Optioned Shares that are issued or transferred to the Optionee upon the exercise of the Option, and the Optioned Shares so surrendered by the Optionee shall be credited against any such withholding obligation at the Fair Market Value per Common Share of such shares on the date of such surrender or (b) utilizing the bank or broker assistance arrangement provided in Section 5. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

10.	Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

11.	Adjustments. The Board may make or provide for such adjustments in the number of Optioned shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option.

12.	Availability of Common Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Optioned Shares deliverable upon the exercise of this Option.

13.	Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.

14.	Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15.	Relation to Plan; Interpretation. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise. Any reference herein to a provision of a statute, rule or regulation shall also include any successor provision thereto.

16.	Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

17.	Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws thereof.

18.	Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: General Counsel, and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given of the third business day following deposit of the same in the United States mail.)

IN WITNESS WHEREOF, The Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

ATTEST	AVIALL, INC.

By:	By:
Name:
Title:

OPTIONEE

Printed Name:
Social Security No.: